Exhibit 99.1

This press release may not be published or distributed, directly or indirectly, in or into Australia, Canada, Hong Kong, Japan, New Zealand or South Africa. The Offer is not being made to, nor will any tender of shares be accepted from or on behalf of, holders in such jurisdictions or elsewhere where their participation requires further documentation, filings or other measures in addition to those required by Swedish law. Shareholders in the United States should refer to the section titled “Special notice to shareholders in the United States” at the end of this announcement.

This is a translation of the original Swedish language press release. In the event of any discrepancies, the original Swedish wording shall prevail.

Press Release
20 August 2014

Lexmark International Technology acquires shares from the founders of ReadSoft, gains majority voting control and increases offer price to SEK 57.00

Lexmark International Technology S.A. ("Lexmark International Technology") has acquired 1,193,580 class A shares, and a further 5,822,390 class B shares, in ReadSoft AB (publ) (“ReadSoft” or the “Company”) from the Company's founders Messrs. Lars Appelstål and Jan Andersson (personally and from personal holding companies) at a cash price of SEK 57.00 per share. Following the said acquisitions, Lexmark International Technology now holds 1,193,580 class A shares and 9,686,124 class B shares in the Company, representing approximately 35.4 percent of the shares and 52.2 percent of the votes in aggregate1. Accordingly, Lexmark International Technology hereby also announces an increase of the offer price to SEK 57.00 per share as well as an extension of the acceptance period for the Offer (as defined below) up to and including 4 September 2014 at CET 15.00. As required under the Swedish Takeover Act (Sw. lag (2006:451) om offentliga uppköpserbjudanden på aktiemarknaden) and the NASDAQ OMX Stockholm's Rules concerning Takeover Bids in the Stock Market, the Offer (as defined below) is hereby declared unconditional.

Lexmark’s Chairman and CEO Paul Rooke comments:

“We are pleased that the two founders of ReadSoft have decided to sell their shares to Lexmark. With the addition of their shares, Lexmark now controls approximately 52 percent of the company. Lexmark is also increasing its tender offer price to SEK 57.00 per share, reflecting our confidence in the strong strategic fit of our combined businesses. We firmly believe that Lexmark will be the best home for ReadSoft and its employees.”

On 14 July 2014, Lexmark International Technology, a wholly-owned subsidiary of Lexmark International Inc. ("Lexmark"), announced a new recommended public offer to the shareholders in ReadSoft to sell their shares in ReadSoft to Lexmark International Technology (the "Offer"). Lexmark

1 Based on 30,707,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

International Technology offered SEK 50.00 in cash per share in ReadSoft. In the said press release, Lexmark International Technology also announced that Lexmark International Technology had acquired a total of 1,624,077 class B shares in ReadSoft, corresponding to approximately 5.3 per cent of the shares and 3.9 per cent of the votes in ReadSoft2.

On 5 August 2014, Lexmark International Technology announced an increase of its Offer price for all outstanding shares in ReadSoft in response to a SEK 55.00 increased competing offer for the shares in ReadSoft that was announced by Hyland Software UK Ltd on August 4, 2014 (the “Hyland Offer”). The Offer price was increased from SEK 50.00 per share to SEK 55.50 per share, irrespective of share class.

On 7 August 2014, Lexmark International Technology announced that it had acquired an additional 1,153,640 class B shares in ReadSoft, corresponding to approximately 3.8 per cent of the shares and 2.8 per cent of the votes in ReadSoft3.

On 12 August 2014, Lexmark International Technology announced that it had acquired an additional 1,086,017 class B shares in ReadSoft, corresponding to approximately 3.5 per cent of the shares and 2.6 per cent of the votes in ReadSoft 4.

Immediately prior to this announcement, Lexmark International Technology has acquired a further 1,193,580 class A shares and 5,822,390 class B shares in ReadSoft from the Company's founders Messrs. Lars Appelstål and Jan Andersson (personally and from personal holding companies), corresponding to approximately 22.8 per cent of the shares and 42.8 per cent of the votes in ReadSoft5. The price per share paid by Lexmark International Technology under the acquisitions amounted to SEK 57.00 in cash. The acquisitions described above commit Lexmark International Technology to compensate the sellers of the shares if those shares are sold before 31 December 2015 at a price which is higher than the consideration received by the sellers. The same applies if the shares are tendered in a public takeover offer or if the purchaser commits to sell or tender the shares in a public takeover offer before 31 December 2015, or if Lexmark International Technology before 31 December 2015 acquires any further shares in ReadSoft at a price per share exceeding the consideration paid to the sellers.

Any compensation will correspond to the difference between the consideration paid to the sellers and the price at which the shares are sold, or the price in the public takeover offer, or the price for which Lexmark International Technology has acquired further shares (as the case may be). Due to the principle of equal treatment of shareholders in public takeover offers, such compensation will also be payable to shareholders who accept the Offer.

2 Based on 30,707,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

3 Based on 30,707,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

4 Based on 30,707,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

5 Based on 30,707,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company

Through application of the NASDAQ OMX Stockholm Rules concerning Takeover Bids on the Stock Market, if Lexmark International Technology acquires shares in ReadSoft on terms which are more favourable for the holder/sellers than the terms and conditions of the Offer (e.g. at a price higher than the Offer price), then Lexmark International Technology must adjust the terms and conditions of the Offer accordingly, so that all shareholders of ReadSoft benefit from these more favourable conditions under the Offer. The increased offer price which is hereby announced adjusts the Offer in compliance with the said rules.

The offer price under the Offer is hereby increased to SEK 57.00 irrespective of share class. The increased offer price of SEK 57.00 represents a premium of:

•	23.1 per cent compared to the closing share price of SEK 46.30 per class B share in ReadSoft on NASDAQ OMX Stockholm on 11 July 2014, the last trading day before the announcement of the Offer;

•	44.8 per cent compared to the volume-weighted average share price of SEK 39.37 of the Company's class B shares on NASDAQ OMX Stockholm during the last three months prior to 11 July 2014;

•	22.8 per cent compared to the fifty-two week high share price of SEK 46.40 of the Company's class B shares on NASDAQ OMX Stockholm during the last twelve months prior to 11 July 2014;

•
219.9 per cent compared to the volume-weighted average share price of 17.82 of the Company's class B shares on NASDAQ OMX Stockholm during three months prior to the announcement of the initial offer made by Lexmark International Technology on 6 May 2014; and

•	3.6 per cent compared to the increased Hyland Offer of SEK 55.00 per share.

Based on the increased offer price, the total offer value for all shares in ReadSoft amounts to approximately SEK 1,750,341,408.6

In conjunction with the increase of the offer price, the acceptance period for the Offer is extended up to and including 4 September 2014 at CET 15.00.

Pursuant to the Transaction Agreement between Lexmark International Technology and ReadSoft, which has been published in the Offer document, ReadSoft’s Board of Directors has agreed to continue to recommend in favor of Lexmark International Technology’s revised tender offer on the terms and conditions set forth in the Transaction Agreement.

Shareholders who have already tendered their shares in the Offer and do not wish to withdraw their acceptance do not need to take any further action. The increase in the Offer price extends also to shares already tendered.

With the now announced acquisitions of the shares held by the founders of the Company, Lexmark International Technology holds in excess of 30 percent of the votes in ReadSoft. As a consequence hereof, Lexmark International Technology is required under the Swedish Takeover Act (Sw. lag

6 Based on 30,707,744 shares, being the number of currently outstanding shares, excluding the 2,540,696 shares held by the Company.

(2006:451) om offentliga uppköpserbjudanden på aktiemarknaden) and the NASDAQ OMX Stockholm Rules concerning Takeover Bids in the Stock Market to adapt the Offer to certain requirements for mandatory offers. In compliance herewith, the Offer is hereby declared unconditional. Settlement is expected to begin around 11 September 2014.

Lexmark International Technology reserves the right to extend the acceptance period for the Offer. Any extension of the acceptance period will be combined with settlement in relation to those shareholders who have already accepted the Offer being performed so that no further delay in settlement is caused to such shareholders.

The Offer does not include the convertibles issued in May 2011, October 2011, April 2012 and April 2013 as part of ReadSoft’s incentive programs for employees. Outside of the Offer, Lexmark International Technology will offer the participants in the programs a reasonable treatment with respect to their holdings, with due regard to the increase of the Offer hereby announced.

Offer Documentation

Due to the increase and extension of the Offer, Lexmark International Technology will prepare and make public an addendum to the offer document.

For a comprehensive description of the Offer, including terms, conditions and instructions for participation in the Offer, refer to the addendum to the Offer document for the Offer and the updated acceptance form which will be published on www.lexmarkinfo.se, DNB's website www.dnb.se, and the SFSA's website www.fi.se (addendum document only), and the offer document for the Offer which is available on the same websites.

Financing

Lexmark International Technology is not dependent on external financing for the increased Offer. Lexmark International Technology will finance the increased Offer with available funds. Accordingly, the completion of the increased Offer is not conditional upon any financing being obtained. Lexmark has unconditionally and irrevocably guaranteed the due performance of e.g. Lexmark International Technology's payment obligations towards the shareholders of ReadSoft pursuant to the increased Offer (if completed).

Further information

For further information about Lexmark and the Offer for the shares of ReadSoft, please see www.lexmarkinfo.se.

For media questions, please contact:
Birgitta Henriksson, Brunswick Group
Phone: + 46 (0) 70 812 8639
E-mail: bhenriksson@brunswickgroup.com

This press release was submitted for publication on 20 August 2014 at 00.45 (CET).

Important notice

This is a translation of the original Swedish language press release. In the event of discrepancies, the original Swedish wording shall prevail.

Offer restrictions

The Offer is not being made to persons whose participation in the Offer requires that any additional offer document is prepared or registration effected or that any other measures are taken in addition to those required under Swedish law. This press release and any documentation relating to the Offer are not being published in or distributed in or to and must not be mailed or otherwise distributed or sent in or to Australia, Canada, Hong Kong, Japan, New Zealand or South Africa or any other country in which doing so would require any such additional measures to be taken or would be in conflict with any applicable law or regulation (the "Restricted Jurisdiction"). Any such action will not be permitted or sanctioned by Lexmark International Technology. Any purported acceptance of the Offer resulting from a direct or indirect violation of these restrictions may be disregarded.

The Offer is not being made, directly or indirectly, in or into any Restricted Jurisdiction by use of mail or any other means or instrumentality (including, without limitation, facsimile transmission, electronic mail, telex, telephone and the Internet) of interstate or foreign commerce, or of any facility of national security exchange, and the Offer cannot be accepted by any such use, means, instrumentality or facility of, or from within, any Restricted Jurisdiction. Accordingly, this press release and any documentation relating to the Offer are not being and should not be sent, mailed or otherwise distributed or forwarded in or into any Restricted Jurisdiction.

Lexmark International Technology will not deliver any consideration under the Offer in or into any Restricted Jurisdiction.

This press release is not being, and must not be, sent to shareholders with registered addresses in any Restricted Jurisdiction. Banks, brokers, dealers and other nominees holding shares for persons in any Restricted Jurisdiction must not forward this press release or any documentation relating to the Offer to such persons.

Forward-looking statements

Statements in this press release relating to future status or circumstances, including statements regarding future results, growth and other projections regarding development and the other benefits of the Offer, are forward-looking statements. These statements may generally, but not always, be identified by the use of words such as "anticipates", "intends", "expects", "believes", or similar expressions. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There can be no assurance that actual results will not differ materially from those expressed or implied by these forward-looking statements due to many factors, many of which are outside the control of Lexmark International Technology. Any such forward-looking statements made herein speak only as of the date on which they are announced. Except as required by the Takeover Rules or applicable law or regulations, Lexmark International Technology expressly disclaims any obligations or undertaking to publicly announce updates or revisions to any forward-looking statements contained in this press release to reflect any change in expectations with regards thereto or any change in events, conditions or circumstances on which such statement is based, The reader should, however, consult any additional disclosures that Lexmark International Technology or ReadSoft has made or may make.

Special notice to shareholders in the United States

The Offer described in this announcement is subject to the laws of Sweden. It is important for US securities holders to be aware that this document is subject to disclosure and takeover laws and regulations in Sweden that are different from those in the United States. The Offer is made in the United States in compliance with Section 14(e) of, and Regulation 14E under, the US Securities Exchange Act of 1934, as amended (“Exchange Act”), subject to the exemptions provided by Rule 14d-1(d) under the Exchange Act and otherwise in accordance with the requirements of Swedish law. Accordingly, the Offer is subject to disclosure and other procedural requirements, including with respect to withdrawal rights, the Offer timetable, settlement procedures and timing of payments that are different from those applicable under US domestic tender offer procedures and laws.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY U.S. STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY HAS APPROVED OR DISAPPROVED OF THIS OFFER, PASSED UPON THE FAIRNESS OR MERITS OF THIS ANNOUNCEMENT OR DETERMINED WHETHER THIS ANNOUNCEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE IN THE UNITED STATES.

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